Exhibit 10.3

PROMISSORY NOTE
TERM CREDIT FACILITY

$476,500.00	AUGUST 16, 2006

          FOR VALUE RECEIVED, AVATAR SYSTEMS, INC., a Texas corporation (“Debtor”) unconditionally promises to pay to the order of PLAINSCAPITAL BANK, a Texas state bank (together with its successors and assigns, “Lender”), without setoff, at its offices at 2911 Turtle Creek Boulevard, Suite 1300, Dallas (Dallas County), TX 75219, or at such other place as may be designated by Lender, the principal amount of FOUR HUNDRED SEVENTY-SIX THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($476,500.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate (the “Rate”), and in accordance with the payment schedule, indicated below.  This PROMISSORY NOTE (this “Note”) is executed pursuant to and evidences the Loan funded and to be funded by Lender under that certain LOAN AND SECURITY AGREEMENT between Debtor and Lender of even date herewith (as the same may be amended, supplemented, renewed or extended from time to time, the “Loan Agreement”), to which reference is made for a statement of the collateral, rights and obligations of Debtor and Lender in relation thereto; but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Debtor to pay unpaid principal of and interest on this Note when due.  Terms not otherwise defined herein shall have the same meanings as in the Loan Agreement.

          1.          Rate.  The Rate shall be the greater of (a) the PRIME RATE, plus THREE QUARTERS OF ONE PERCENT (0.75%), or NINE PERCENT (9.00%).  The term “Prime Rate” means a variable rate of interest per annum equal to the prime rate as published from time to time in the “Money Rates” table of The Wall Street Journal (Southwest Edition).  If the prime rate is no longer published in the “Money Rates” table of The Wall Street Journal (Southwest Edition), then Lender will choose and notify Debtor of a substitute index that is based upon comparable information.  Notwithstanding any provision of this Note or any other agreement or commitment between Debtor and Lender, whether written or oral, express or implied, Lender shall never be entitled to charge, receive, or collect, nor shall amounts received hereunder be credited so that Lender shall be paid, as interest a sum greater than interest at the Maximum Rate. It is the intention of the parties that this Note, and all instruments securing the payment of this Note or executed or delivered in connection therewith, shall comply with applicable law.  If Lender ever contracts for, charges, receives or collects anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of this Note, prepayment of this Note, delay in advancing proceeds of this Note, or any other event, should cause such interest to exceed the maximum lawful amount, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of this Note or any other indebtedness owed to Lender by Debtor, and if this Note and such other indebtedness are paid in full, any remaining excess shall be paid to Debtor.

PROMISSORY NOTE (TERM CREDIT FACILITY) – PAGE 1
PLAINSCAPITAL BANK – AVATAR SYSTEMS, INC.

In determining whether the interest exceeds interest at the Maximum Rate, the total amount of interest shall be spread, prorated and amortized throughout the entire term of this Note until its payment in full. The term “Maximum Rate” as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby.   If at any time the Rate shall exceed the Maximum Rate, the Rate shall be automatically limited to the Maximum Rate until the total amount of interest accrued hereunder equals the amount of interest which would have accrued if there had been no limitation to the Maximum Rate.   To the extent, if any, that Chapter 303 of the Texas Finance Code, as amended, (the “Act”) is relevant to Lender for purposes of determining the Maximum Rate, the parties elect to determine the Maximum Rate under the Act pursuant to the “weekly ceiling” from time to time in effect, as referred to and defined in §303.001-303.016 of the Act; subject, however, to any right Lender subsequently may have under applicable law to change the method of determining the Maximum Rate.

          2.          Accrual Method. Interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

          3.          Rate Change Date.    The Rate will change each time and as of the date that the Prime Rate changes.

          4.          Payment Schedule.  All payments received hereunder shall be applied: FIRST, to the payment of any expense or charges payable under any of the Loan Documents, SECOND, to interest due and payable, and FINALLY, the balance applied to principal, or in such other order as Lender shall determine at its option following the occurrence of an Event of Default.  If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.  The outstanding principal balance of this Note shall be paid as follows:

           (a)           FIFTY-THREE (53) payments in an amount equal to SEVEN THOUSAND NINE HUNDRED FOURTY-ONE AND 66/100 DOLLARS ($7,941,66) shall be due and payable monthly commencing on MARCH 5, 2007 and continuing on the SAME day of each successive month; and

(b) ONE (1) final payment of the outstanding principal balance of this Note shall be due and payable on the TERM MATURITY DATE.

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PLAINSCAPITAL BANK – AVATAR SYSTEMS, INC.

Interest on the outstanding principal balance of this Note shall be paid monthly, commencing on SEPTEMBER 5, 2006 and continuing on the SAME day of each successive month, with a final payment of all unpaid interest the TERM MATURITY DATE.  Debtor may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided that Debtor is not in default under any provision of this Note, any other documents executed in connection with this Note, or any other Loan Documents now or hereafter executed in connection with any other obligation of Debtor to Lender.  Debtor acknowledges and agrees that, notwithstanding any provisions of this Note or any other documents executed in connection with this Note, Lender has no obligation to make any advance, and that all advances are at the sole discretion of Lender.  Lender and Debtor expressly agree that Chapter 346 (“Chapter 346”) of the Texas Finance Code shall not apply to this Note or to any advances under this Note and that neither this Note or any such advances shall be governed by or subject to the provisions of Chapter 346 in any manner whatsoever.

          5.          Delinquency Charge.  To the extent permitted by law, a delinquency charge will be imposed in an amount not to exceed FIVE PERCENT (5.00%) of any payment that is more than TEN (10) days late.

          6.          Waivers, Consents and Covenants.  Debtor, any indorser or guarantor hereof, or any other party hereto (individually an “Obligor” and collectively “Obligors”) and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other Loan Documents now or hereafter executed in connection with any obligation of Debtor to Lender; (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Lender of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from any of Obligors),  and agree that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender’s rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Lender’s rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney’s fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

          7.          Prepayments.  Prepayments may be made in whole or in part at any time in whole or in part without premium or penalty.

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PLAINSCAPITAL BANK – AVATAR SYSTEMS, INC.

          8.          Remedies Upon Default.  Whenever there is a Event of Default under the Loan Documents (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Lender (however acquired or evidenced) shall, at the option of Lender, become immediately due and payable and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Lender’s discretion up to the Maximum Rate, or if none, EIGHTEEN PERCENT (18.00%) per annum (the “Default Rate”).  The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving  Obligors a right to cure any default.  At Lender’s option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full.  Upon an Event of Default, Lender is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Lender or any of its agents, affiliates or correspondents, any and all obligations due hereunder.  Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

          9.          Waiver.  The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date.  All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender.  The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender’s rights under this Note.  No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligors to Lender in any other respect at any other time.

          10.         Applicable Law, Venue and Jurisdiction.  Debtor agrees that this Note shall be deemed to have been made in the State of Texas at Lender’s address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Texas and is performable in the City and County of Texas indicated at the beginning of this Note.  In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Texas or the United States courts located within the State of Texas.  Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

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PLAINSCAPITAL BANK – AVATAR SYSTEMS, INC.

          11.         Partial Invalidity.  The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

          12.         Binding Effect.  This Note shall be binding upon and inure to the benefit of Debtor, Obligors and Lender and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Debtor or Obligors hereunder can be assigned without prior written consent of Lender.

          13.         Controlling Document.  To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

          14.         Commercial Purpose.   DEBTOR REPRESENTS TO LENDER THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES.  DEBTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE.

          15.         Collection.   If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Debtor agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees.

          16.         Notice of Balloon Payment.  At maturity (whether by acceleration or otherwise), Debtor must repay the entire principal balance of this Note and unpaid interest then due.  Lender is under no obligation to refinance the outstanding principal balance of this Note (if any) at that time.  Debtor will, therefore, be required to make payment out of other assets Debtor may own; or Debtor will have to find a lender willing to lend Debtor the money at prevailing market rates, which may be higher than the interest rate on the outstanding principal balance of this Note.  If Obligors have guarantied payment of this Note, Obligors may be required to perform under such guaranty.

          17.         Waiver Of Jury Trial.  DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS NOTE OR ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS NOTE OR THE OTHER LOAN DOCUMENTS.

PROMISSORY NOTE (TERM CREDIT FACILITY) – PAGE 5
PLAINSCAPITAL BANK – AVATAR SYSTEMS, INC.

          EXECUTED as of the date first written above.

DEBTOR:		ADDRESS:

AVATAR SYSTEMS, INC.		2801 Network Drive, Suite 210
Frisco, TX 75034
By:	/s/ Robert C. Shreve, Jr.

Name:	Robert C. Shreve, Jr.
Title:	President

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PLAINSCAPITAL BANK – AVATAR SYSTEMS, INC.